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                                                                     EXHIBIT (j)

                        CONSENT OF INDEPENDENT AUDITORS

The Managing General Partners
Van Kampen Exchange Fund (A California Limited Partnership)

     We consent to the use in this Amendment No. 24 to Registration Statement No. 811-2611 filed under the Investment Company Act of 1940 for the Van Kampen Exchange Fund, a California limited partnership, on Form N-1A of our reported dated February 7, 2003, and to the reference to us under the heading "Investment Advisory and Other Services" both in the Statement of Additional Information, which is part of such Registration Statement.

                                          /s/ Deloitte & Touche LLP

Chicago, Illinois
April 21, 2003